EXHIBIT 22

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Nos. 33-44421 and 333-198409) on Form S-8 of DeVry Education Group Inc. of our report dated June 26, 2015, relating to our audit of the financial statements and supplemental schedules of the DeVry Education Group Success Sharing Retirement Plan, which appears in this Annual Report on Form 11-K of the DeVry Education Group Success Sharing Retirement Plan for the year ended December 31, 2014.

/s/ McGladrey LLP

Indianapolis, Indiana
June 26, 2015

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